Exhibit 21

LIST OF SUBSIDIARIES

Global Payments Inc. has the following subsidiaries and ownership interests.

Name	Jurisdiction of Organization
Comercia Global Payments Entidad de Pago, S.L.	Spain(1)
DolEx Belgium, S.P.R.L	Belgium
DolEx Europe, S.L.	Spain
Equifax Credit Services, LLC	Russian Federation (2)
Global Payment Holding Company	Delaware
Global Payment Systems Asia-Pacific (Malaysia) Sdn. Bhd.	Malaysia
Global Payment Systems LLC	Georgia
Global Payment Systems of Canada, Ltd.	Canada
Global Payments Acquisition Corp 1 B.V.	Netherlands
Global Payments Acquisition Corp 2 B.V.	Netherlands
Global Payments Acquisition Corp 3 B.V.	Netherlands
Global Payments Acquisition Corp 4 B.V.	Netherlands
Global Payments Acquisition Corporation 2 S.á.r.l.	Luxembourg
Global Payments Acquisition Corporation 3 S.á.r.l.	Luxembourg
Global Payments Acquisition Corporation 4 S.á.r.l.	Luxembourg
Global Payments Acquisition PS 1 C.V.	Netherlands
Global Payments Acquisition PS 2 C.V.	Netherlands
Global Payments Acquisition PS1—Global Payments Direct S.e.n.c.	Luxembourg
Global Payments Asia-Pacific (Hong Kong) Limited	Hong Kong
Global Payments Asia-Pacific (Hong Kong Holding) Limited	Hong Kong
Global Payments Asia-Pacific India Private Limited	India
Global Payments Asia-Pacific Lanka (Private) Limited	Sri Lanka
Global Payments Asia-Pacific Limited	Hong Kong
Global Payments Asia-Pacific Philippines Incorporated	Philippines
Global Payments Asia Pacific Processing Company Limited	Hong Kong
Global Payments Asia-Pacific (Shanghai) Limited	People’s Republic of China
Global Payments Asia Pacific (Singapore) Private Limited	Singapore
Global Payments Asia-Pacific (Singapore Holding) Private Limited	Singapore
GP Asia-Pacific (Macau) Limited	Macau
Global Payments Canada GP	Canada
Global Payments Canada Inc.	Canada
Global Payments Gaming Canada, Inc.	Canada
Global Payments Card Processing Malaysia Sdn. Bhd	Malaysia
Global Payments Check Recovery Services, Inc.	Georgia
Global Payments Check Services, Inc.	Illinois
Global Payments Comerica Alliance, LLC	Delaware (3)
Global Payments Direct, Inc.	New York
Global Payments Europe, s.r.o.	Czech Republic
Global Payments Gaming International, Inc.	Georgia
Global Payments Gaming Services, Inc.	Illinois
Global Payments Process Centre Inc.	Philippines
Global Payments Singapore Private Limited	Singapore
Global Payments U.K. Ltd.	United Kingdom
Global Payments U.K. 2 Ltd.	United Kingdom
GP Finance, Inc.	Delaware
GPS Holding Limited Partnership	Georgia
Greater Giving, Inc.	Delaware
HSBC Merchant Services LLP	United Kingdom
Merchant Services U.S.A., Inc.	North Carolina
Modular Data, Inc.	Delaware
NDC Holdings (UK) Ltd.	Georgia
NDPS Holdings, Inc.	Delaware
OOO UCS—Terminal	Russian Federation
Sabir Invest, S.L.U.	Spain
United Card Service Private Company	Russian Federation
United Europhil UK, Ltd.	United Kingdom

(1)	Comercia Global Payments Entidad de Pago, S.L has a shareholder unrelated to Global Payments Inc. which owns a 49% noncontrolling interest
(2)	Equifax Credit Services LLC has two members unrelated to Global Payments Inc. which collectively own more than 50% interest.
(3)	Global Payments Comerica Alliance, LLC has members unrelated to Global Payments Inc. which collectively own a 49% noncontrolling interest.